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 ACUSON CORPORATION                                                 EXHIBIT 11.1
 STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
 FOR THE QUARTER ENDED JULY 2, 1994


      In accordance with Accounting Principles Board Opinion No. 15, the Company used the modified treasury stock method in computing the second quarter 1994 earnings per share.


      The following is the computation of earnings per share:


 Number of shares outstanding at July 2, 1994.....................    28,389,142
 Number of shares assumed to be repurchased (limited to 20%
    of number of shares outstanding)..............................     5,677,828
 Multiply by market value per common share........................   $     13.79
                                                                     -----------
 Cost to repurchase...............................................   $78,306,719
 Assumed proceeds to the Company had everyone exercised...........    82,054,633
                                                                     -----------
 Excess assumed proceeds available................................     3,747,914
 Multiply by average interest rate for the period.................         1.25%
                                                                     -----------
 Assumed interest on excess funds.................................        46,849
 Less: tax provision..............................................        16,397
                                                                     -----------
 Adjustment to net income.........................................        30,452
 Add:  net income.................................................     4,089,000
                                                                     -----------
 Adjusted net income..............................................   $ 4,119,452
                                                                     ===========
 Divided by weighted shares outstanding, including common stock
    equivalents...................................................    29,493,986
 Fiscal period earnings per share.................................        $ 0.14
                                                                          ======

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